UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 29, 2004

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

ITEM 5. OTHER EVENTS

On June 28, 2004, Energen Resources Corporation, the oil and gas acquisition and development subsidiary of Energen Corporation, signed a purchase and sale agreement to buy San Juan Basin coalbed methane properties for approximately $273 million. The press release is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits Exhibit 99 Press Release dated June 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

June 29, 2004	By /s/ G. C. Ketcham

G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99	Press Release dated June 28, 2004